AGREEMENT BY AND BETWEEN
Los Alamos National Bank
Los Alamos, New Mexico
and
The Comptroller of the Currency

    Los Alamos National Bank, Los Alamos, NM (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

    The Comptroller has found unsafe and unsound banking practices relating to an excessive level of classified assets and concentrations of credit.

    In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I
JURISDICTION
(1) This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2) This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3) This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii).  See 12 U.S.C. § 1831i.

(4) This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5) All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller
Arizona/New Mexico Field Office
9633 South 48th Street, Suite 265
Phoenix, Arizona 85044.

ARTICLE II
COMPLIANCE COMMITTEE

(1) Within fifteen (15) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least three (3) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C. § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.  The Compliance Committee shall be responsible for monitoring and coordinating the Bank's adherence to the provisions of this Agreement.

(2) The Compliance Committee shall meet at least monthly.

(3) Within thirty (30) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)	a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)	actions taken to comply with each Article of this Agreement; and
(c)	the results and status of those actions.
(4) The Board shall forward a copy of the Compliance Committee's report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

(5) The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the requirements of this Agreement.

ARTICLE III
CAPITAL PLAN

(1)           Within thirty (30) days, the Board shall review the Bank’s current three year capital program to ensure that it contains, at minimum:

(a)	specific plans for the maintenance of adequate capital given the Bank’s risk profile;
(b)	projections for growth and capital requirements based upon a detailed analysis of the Bank's risk profile, assets, liabilities, earnings, fixed assets, and off-balance sheet activities;
(c)	projections of the sources and timing of additional capital to meet the Bank's current and future needs;
(d)           contingency plans that identify alternative methods should the primary source(s) under (d) above not be available;

(e)	the amount of capital available to the Bank from the Bank’s holding company and/or ownership along with an estimation of the amount of time necessary to access these sources; and
(f)           a dividend policy that permits the declaration of a dividend only:

(i)	when the Bank is in compliance with its approved capital program;
(ii)	when the Bank is in compliance with 12 U.S.C. §§ 56 and 60; and
(iii)	with the prior written determination of no supervisory objection by the Assistant Deputy Comptroller.
(2)           Upon review by the Board, the Bank's capital program shall be submitted to the Assistant Deputy Comptroller for prior determination of no supervisory objection.  Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall adhere to the capital program on an ongoing basis.  The Board shall review and update the Bank's capital program on an annual basis, or more frequently if necessary.  Copies of the reviews and updates shall be submitted to the Assistant Deputy Comptroller.

ARTICLE IV
STAFFING PLAN

 (1)           Within ninety (90) days of the date of this Agreement the Board shall develop a staffing plan for the Bank’s loan function (with an emphasis on lending and collections) that is consistent with the requirements of this Agreement and safe and sound banking practices.  At a minimum, the plan will consist of the following:

(a)	identification of the skills and expertise needed to administer the Bank’s credit function in a safe and sound manner;
(b)	identification of the skills and expertise of the Bank’s current staff in all credit functional areas; and
(c)
comparison of the current staff’s skills and expertise identified in (1)(b) of this Article to the skills and expertise identified in (1)(a) of this Article as necessary to develop, market, and administer the products that will be utilized in accomplishing the Bank’s goals and objectives.

(2)           Within forty-five (45) days of the development of the staffing plan, the Board will implement the plan and direct any changes necessary to provide the Bank with a staff that possesses the skills and expertise identified in (1)(a) of this Article.  Thereafter the Board will ensure that the Bank adheres to the staffing plan.

(3)           Upon completion of the actions required by Paragraphs (1) and (2), the Board will provide a copy of its staffing plan to the Assistant Deputy Comptroller for review.

(4)           Within ninety (90) days of the date of this Agreement, the Board shall identify a capable candidate for Senior Lending Officer (SLO) of the Bank, and submit the information required by paragraph (5) of this Article.  The candidate shall be employed and vested with sufficient authority to fulfill the duties and responsibilities of the position and ensure the safe and sound operation of the Bank, following review and written no objection by the Assistant Deputy Comptroller, as provided in this Article.

(5)           Prior to the employment of any individual as Senior Lending Officer, the Board shall submit to the Assistant Deputy Comptroller the following information:

(a)	the information sought in the “Changes in Directors and Senior Executive Officers” booklet of the Comptroller’s Corporate Manual, together with a legible fingerprint card for the proposed individual;
(b)	a written statement of the Board's reasons for selecting the proposed officer; and
(c)	a written description of the proposed officer's duties and responsibilities.
(6)           The requirement to submit information and the no objection provisions of this Article are based on the authority of 12 U.S.C. § 1818(b) and do not require the Comptroller to complete his review and act on any such information or authority within ninety (90) days.

ARTICLE V
CRITICIZED ASSETS

(1)           The Bank shall continue to take timely action to protect its interest in those assets criticized (those listed as “special mention,” “substandard,” or “doubtful”) in the ROE, in any subsequent Report of Examination, by internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination.

(2)           The Board shall continue to implement its action plans to ensure Bank adherence to a written program designed to eliminate the basis of criticism of assets in the ROE, in any subsequent Report of Examination or OCC correspondence, or by any internal or external loan review.  This program shall include, at a minimum:

(a)           an identification of the expected sources of repayment;

(b)	a current appraisal or evaluation as appropriate of supporting collateral and the position of the Bank’s lien on such collateral where applicable;
(c)	an analysis of current credit information, including cash flow analysis where loans are to be repaid from operations;
(d)	the appropriate loan history and related debt information;
(e)	the appropriate support for the loan grade; and

(f)	the proposed action to eliminate the basis of criticism and the time frame for its accomplishment.
(3)           The Board, or a designated committee, shall conduct a review, on at least a quarterly basis, to determine:

(a)	the status of each criticized asset or criticized portion thereof that equals or exceeds seven hundred and fifty thousand dollars ($750,000);
(b)	management’s adherence to the program adopted pursuant to this Article;
(c)	the status and effectiveness of the written program; and
(d)	the need to revise the program or take alternative action.

(4)           The Bank may not extend credit, directly or indirectly, including renewals or extensions, to a borrower whose loans or other extensions of credit are criticized in the ROE, in any subsequent Report of Examination or OCC correspondence, in any internal or external loan review, or in any list provided to management by the National Bank Examiners during any examination and whose aggregate loans or other extensions exceed seven hundred and fifty thousand dollars ($750,000), unless the Board certifies in writing that each of the following conditions is met:

(a)	the extension or renewal is necessary to promote the best interests of the Bank;
(b)	the Board has documented the reason(s) that the extension or renewal is necessary to promote the best interests of the Bank; and
(c)	the Board’s formal plan to collect or strengthen the criticized asset will not be compromised;
 (5)           A copy of the written certification required by paragraph (4) of this article shall be maintained in the credit file of the borrower.

ARTICLE VI
CREDIT RISK RATINGS

(1)           The Board shall continue to adhere to and shall submit within sixty (60) days of the date of this Agreement, to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection, a program to ensure that: 1) the risk associated with the Bank’s loans and other assets is properly reflected and accounted for on the Bank’s books and records and that 2) the Bank does not improperly recognize income, to include, at a minimum, provisions requiring that:

(a)	the loan grading system is consistent with the guidelines set forth in Rating Credit Risk, A-RCR, of the Comptroller’s Handbook and is based upon definitive objective and subjective criterion;
(b)
loans and other assets are graded based upon current facts and existing/ reasonable (considering the loan purpose) repayment terms with a focus upon whether the primary repayment source is threatened by a well-defined weakness and whether the credit relies heavily upon secondary repayment sources, especially illiquid collateral or an unsubstantiated guarantor;

(c)	loans and other assets are timely placed on nonaccrual by the lending officers in accordance with the guidelines set forth in the Call Report;
(d)	lending officers conduct periodic, formal reviews for determining the appropriate risk rate and accrual determination;

(e)
appropriate analysis and documentation are maintained in the credit files to support the current and previous risk rate or accrual determination for all credit relationships totaling seven hundred and fifty thousand dollars ($750,000) or more;

(f)	all senior officers involved in the Bank’s lending function, and all lending officers receive immediate training with respect to the application of Subparagraphs (a) through (e) of this Article;
(g)
the lending officers and senior management are assigned responsibility and held accountable for ensuring that the Bank’s loans and other assets are appropriately and timely risk rated, charged off and/or placed on nonaccrual;

(h)           independent validation of the risk rating process; and

(i)	management information systems that periodically provide feedback about the effectiveness of the program by senior management and the individual lending officers.
(2)           Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall immediately implement and thereafter ensure adherence to the program required by this Article.

ARTICLE VII
COMMERCIAL REAL ESTATE LOAN POLICY

(1)           The Bank shall continue to ensure that Commercial Real Estate (CRE) loans are renewed, in accordance with its loan policy, only after the Bank obtains updated collateral values and conducts a complete financial analysis of the borrower or guarantor’s ability to repay principal and interest or as otherwise permitted within the Policy Statement for Prudent Commercial Real Estate Loan Workouts.

(2)           Any deviation from the Bank’s CRE loan policy and the requirements of this Article must continue to contain an explanation and justification for the deviation in the credit analysis and the loan must be risk graded appropriately.

ARTICLE VIII
COMMERCIAL REAL ESTATE RISK MANAGEMENT

(1)           The Bank shall continue to take immediate and ongoing action to significantly reduce its concentrations of credit risk in commercial real estate (CRE) lending;

(2)           Within sixty (60) days of this Agreement, the Board shall prepare and submit to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection, a written program (including appropriate revisions to policies and procedures) designed to manage the risk in the Bank’s commercial real estate (“CRE”) loan portfolio in accordance with the guidelines in OCC Bulletin 2006-46, Concentration in Commercial Real Estate Lending and the Commercial Real Estate and Construction Lending, A-CRE, of the Comptroller’s Handbook.  The written CRE program should, at a minimum, include:

(a)
the development of CRE concentration limits and an overall CRE reduction strategy, stratified by type, locality, individual builder/developer and individual property, and other meaningful measures supported by written analysis;

(b)	monthly monitoring of concentration reports that stratify the CRE portfolio by product type, locality and other meaningful measures; and
(c)
portfolio-level multi-factor stress testing and/or sensitivity analysis on homogeneous pools of loans (e.g., undeveloped land, office space) to quantify the impact of changing economic conditions on asset quality, earnings, and capital;

(3)           Upon receiving a written determination of no supervisory objection from the Assistant Deputy Comptroller, the Board shall ensure adherence to the program, policies and procedures required by this Article.

ARTICLE IX
RETAIL CREDIT RISK MANAGEMENT

(1)           Within ninety (90) days of the date of this Agreement, the Bank shall take the following steps, at minimum, to enhance home equity loan (HEL) and home equity line of credit (HELOC) portfolio monitoring:

(a)
conduct a thorough review of the HEL and HELOC portfolios to obtain credit scores, debt to income ratios (“DTIs”), employer and industry information for borrower(s), usage of funds, geographies, loan-to-values (“LTVs”), and any other pertinent information;

(b)	develop management information systems (MIS) incorporating the information detailed in Paragraph (1)(a) of this Article that quantifies the amount of lending to:
(i)           lower credit score borrowers;

(ii)           the exposure to different employers, industries, and geographies;

(iii)            HELs and HELOCs funded for commercial purposes; and

(iv)	borrowers with higher DTI and LTV ratios in order to determine risk characteristics within the portfolio
(c)
update the Loan Policy and Loan Training Manual to provide consistent guidance for calculating and stressing DTI ratios, tracking exceptions, and improving documentation of mitigating factors. Track exceptions to this policy as part of a policy exception report specific to these portfolios; and

(d)
present the MIS to the board or a board appointed committee on a quarterly basis and develop tolerance limits for higher risk elements including, but not limited to, geographies, usage of funds, low credit score borrowers, high DTI and LTV ratios.

ARTICLE X
ALLOWANCE FOR LOAN AND LEASE LOSSES

(1)           The Board shall continue to adhere to and shall submit within forty-five (45) days of the date of this Agreement, to the Assistant Deputy Comptroller for a prior written determination of no supervisory objection, written policies and procedures for maintaining an adequate Allowance for Loan and Lease Losses (“ALLL”) in accordance with generally accepted accounting principles.  The ALLL policies and procedures shall remain consistent with the guidance set forth in the Federal Financial Institutions Examination Council’s “Interagency Policy Statement on the Allowance for Loan and Lease Losses” dated December 13, 2006 (OCC Bulletin 2006-47), and shall at a minimum include:

(a)
procedures for determining whether a loan is impaired and measuring the amount of impairment, consistent with FASB Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan;

(b)	procedures for segmenting the loan portfolio and estimating loss on groups of loans, consistent with FASB Statement of Financial Accounting Standards No. 5, Accounting for Contingencies;
(c)           procedures for validating the ALLL methodology; and

(d)
a process for summarizing and documenting, for the Board’s review and approval, the amount to be reported in the Consolidated Reports of Condition and Income (“Call Reports”) for the ALLL.  Any deficiency in the ALLL shall be remedied in the quarter it is discovered, prior to the filing of the Call Reports, through additional provision expense.

ARTICLE XI
CLOSING

(1)           Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2)           It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3)           Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement.  Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4)           The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5)           In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)	authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;
(b)	require the timely reporting by Bank management of such actions directed by the Board to be taken under the terms of this Agreement;
(c)	follow-up on any non-compliance with such actions in a timely and appropriate manner; and
(d)	require corrective action be taken in a timely manner of any non-compliance with such actions.

(6)           This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(b)(1), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.  The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.  The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Steven D. Jacobs                                                                                                                          January 26, 2010
Steven D. Jacobs Assistant Deputy Comptroller Arizona/New Mexico Field Office	Date

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ William C. Enloe                                                                                                                             January 26, 2010
William C. Enloe /s/ Jeffery F. Howell	Date January 26, 2010
Jeffrey F. Howell /s/ Deborah U. Johnson	Date January 26, 2010
Deborah U. Johnson /s/ Jerry Kindsfather	Date January 26, 2010
Jerry Kindsfather /s/ Arthur B. Montoya, Jr.	Date January 26, 2010
Arthur B. Montoya, Jr. /s/ Lewis A. Muir	Date January 26, 2010
Lewis A. Muir /s/ Stanley D. Primak	Date January 26, 2010
Stanley D. Primak /s/ Charles A. Slocomb	Date January 26, 2010
Charles A. Slocomb /s/ Steve W. Wells	Date January 26, 2010
Steve W. Wells /s/ Robert P. Worcester	Date January 26, 2010
Robert P. Worcester	Date